EXHIBIT 10.3
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          FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment"), is dated as of November 30, 2004 (the "Amendment Effective Date"), by and between Able Laboratories, Inc., a Delaware corporation (the "Corporation"), and Robert Weinstein (the "Employee").

                              W I T N E S S E T H:

            WHEREAS, the Corporation and the Employee entered into that certain Amended and Restated Employment Agreement dated as of March 1, 2004 (the "Agreement"), pursuant to which the Employee is employed as the Vice President and Chief Financial Officer of the Corporation;

            WHEREAS, the Corporation and the Employee have mutually agreed that the Employee will cease to serve as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Corporation, effective as of the Amendment Effective Date, and the Corporation and the Employee desire to provide for the Employee's continued employment and the terms on which the Employee will provide certain services to the Corporation for a transitional period in a non-executive officer position as the Corporation's Director of Investor Relations; and

            WHEREAS, the Corporation and the Employee desire to amend the terms and conditions of the Agreement, from and after the Amendment Effective Date, to give effect to the foregoing;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties agree as follows:

            1. Employment; Duties. Section 1 of the Agreement is hereby amended by striking it in its entirety and inserting in place thereof the following new
Section 1:

            "1. Employment; Duties: The Employee is hereby appointed the Corporation's Director of Investor Relations and upon such appointment, hereby agrees to cease to serve as the Corporation's Treasurer, Vice President, Chief Financial Officer and Assistant Secretary. The Employee hereby accepts such appointment and agrees to continue his employment by the Corporation and to perform all such duties and services for the Corporation as are consistent with that position and as are reasonably assigned to the Employee from time to time by the Corporation and as are mutually agreed to between the Corporation and the Employee from time to time. The Employee shall devote such of his time as may be reasonably necessary to perform such agreed-upon services in his designated capacity; without limiting the foregoing, it is agreed and acknowledged that the Employee may perform consulting work for other persons during the Term, subject to the provisions hereof, so long as such work does not, in the reasonable determination of the

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            Corporation's board of directors, cause the Employee to engage in any business that is directly or indirectly competitive with that of the Corporation or otherwise conflict with the Employee's fiduciary or other obligations as an employee of the Corporation. The Corporation acknowledges that the services to be performed by the Employee hereunder may be performed by the Employee from his home office, as determined by the Employee in his reasonable discretion consistent with his duties hereunder."

            The Corporation acknowledges and agrees that, from and after the Amendment Effective Date, the Employee shall no longer be named as the principal financial or accounting officer of the Corporation or considered an "officer" of the Corporation solely for the purposes of, or as defined in, Section 16 of the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder and shall not be performing any policy-making function for the Corporation.

            Subject to the terms hereof, the Corporation acknowledges and agrees that, except for termination of the Employee's employment hereunder for "Cause," the cessation of the Employee's employment with the Corporation hereunder shall be deemed to be a termination of the Employee's employment by the Corporation "without Cause" for all purposes of all agreements and plans relating to options to purchase common stock of the Corporation granted to the Employee prior to the date hereof."

            2. Term. Section 2 of the Agreement is hereby amended by striking it in its entirety and inserting in place thereof the following new Section 2:

                        "2. Term: The term of this Agreement (the "Term") shall begin on the Effective Date and shall terminate on February 28, 2005."

            3. Compensation. (a) Section 3(d) of the Agreement is hereby deleted it in its entirety. Section 3(e) of the Agreement is amended by adding the following:

            "The Employee (i) shall be entitled to accrue paid vacation for four
(4) business days during the Term, plus all designated Corporation holidays during the Term, and (ii) on the last day of the Term, shall be paid for all accrued and unused vacation time, which, as of the date hereof, for nine (9) days, is $6,923.07. Stock options previously granted to the Employee but not vested as of the Amendment Effective Date will continue to vest during the Term in accordance with and subject to their terms, such that unless the Employee's employment is earlier terminated, of the options granted to the Employee on November 25, 2002, unvested options to purchase 5,000 shares of the Corporation's common stock at an exercise price per share of $8.30 shall vest on February 25, 2005, and of the options granted to the Employee on February 24, 2004, unvested options to purchase 5,000 shares of the Corporation's common stock at a per share exercise price of $17.15 shall vest on February 24, 2005 (such 10,000 options referred to as the "February Options")."

            4. Termination. Section 5 of the Agreement is hereby amended as follows:

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            (a) Section 5(a) is hereby amended (i) to insert after the phrase
"The Employee's employment hereunder shall terminate upon" the following phrase:
"the earlier of the end of the Term or" and (ii) by deleting in clause (ii) thereof the words "either" and "or without."

            (b) Section 5(b) is hereby amended by deleting the first sentence thereof in its entirety.

            (c) Section 5(c) is amended by striking it in its entirety and inserting in place thereof the following new Section 5(c):

            "(c) Upon termination pursuant to clause 5(a)(i) or 5(a)(iii), the Corporation shall offer the Employee as severance continuation of his Base Compensation through the remainder of the Term (as amended by the First Amendment hereto). The Corporation's obligation to make such cash severance payments shall not be affected by the Employee's taking any future employment or consulting work during the severance period. The Employee shall inform the Company promptly upon accepting any future employment or consulting work and agrees that his failure to do so shall be deemed to be a termination for Cause hereunder. The Employee's commencing new employment by another employer, or continuing to perform any consulting work after the Corporation's board of directors thereof reasonably determines and notifies the Employee that such consulting work is not permitted by
            Section 1 above, shall be deemed to be a voluntary termination of this Agreement by the Employee. If the Employee voluntarily terminates his employment hereunder after the Amendment Effective Date but before February 24, 2005, then the Corporation shall pay to the Employee an additional severance payment in an amount equal to half the difference between aggregate exercise price of the February Options and the aggregate market value of the shares of common stock underlying such options based on the last sale price on the date of such termination; provided, that if such voluntary termination takes place during the first forty-five (45) days after the Amendment Effective Date, then such cash payment shall be pro-rated on the basis of days elapsed during such forty-five day period."

            5. Employee Representations and Warranties and Release; Indemnification by Corporation. The Employee represents and warrants to the
Corporation: (i) that he in good faith has no reason to believe that any certification made by him in the Corporation's periodic reports under the Securities Exchange Act were inaccurate in any material respect when made by him, (ii) that he has not, since the date of the latest periodic report containing such a certification, become aware of any matter that has not been disclosed to the Corporation's board of directors that, if known at the time of such certification, would have had to have been disclosed in order not to make such certification inaccurate in any material respect, and (iii) that all of his communications to third parties regarding the Corporation have been, in his capacity as the CFO, and will continue to be, in his capacity as Director of Investor Relations, solely in conformance with the Corporation's disclosure policies and practices. In consideration of the Corporation's entering into the Amendment and the agreements set forth therein, the Employee, on behalf of himself, his or her successors, heirs, administrators, executors, assigns, agents, representatives, and all those in

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privity with him, hereby releases and forever discharges the Corporation, all of its present and former officers, directors, employees, representatives, successors and assigns (collectively, the "Corporation Releasees"), of and from any and all claims, causes of action, demands, obligations, liabilities, damages, fees, expenses, and costs of any kind which Employee now has or ever had arising out of, based on, or connected with his employment by the Corporation, including but not limited to, any causes of action or claims arising under or based on any state, federal or municipal statute or regulation, executive order or any public policy affecting or relating to the claims or rights of employees, and any and all actions and claims of whatever nature in tort or contract, and any claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith, which the Employee had, now has, or claimed to have, known or unknown, against the Corporation Releasees; provided, that the foregoing release shall not relate to obligations of the Corporation arising under any statute or agreement providing indemnification rights to the Employee in connection with his services as an officer or employee of the Corporation. The Employee further agrees to execute a written reaffirmation of this release at the Corporation's written request as a condition to exercising any stock options held by the Employee that are exercisable by their terms on or after the date hereof. In addition, the Employee's failure for any reason to execute such a reaffirmation at the Corporation's written request as of his last day of employment hereunder shall constitute a termination for Cause under the Agreement. Conditioned on and in consideration of the Employee's performance of the agreements herein, the truth in all material respects of the Employee's representations and warranties above, and the Employee's release set forth above, the Corporation hereby agrees to indemnify the Employee in accordance with the provisions of, and to the fullest extent to which a corporation is permitted by, Section 145(a)-(d) of the General Corporation Law of Delaware to indemnify officers and directors, in respect of any matter arising out of the Employee's employment by the Corporation in any capacity, and for any act or omission made in any such capacity, including without limitation any such matter brought by or in the right of the Corporation.

            6. Public Disclosure. The Corporation shall make prompt public disclosure of this Amendment in accordance with its reporting obligations under the Securities Exchange Act. The Corporation shall provide to the Employee, as soon before filing the same as is practicable, a draft of the press release concerning this Amendment and the Employee shall have the right to review, provide comments to, and approve any such communication or filing. Each party hereto shall not, either during the Term or thereafter, make any statements about the other that are professionally or personally disparaging, or engage in any conduct that is intended to harm the other professionally or personally, except under process of law.

            Except as amended hereby, the Agreement remains in full force and effect.

                                      * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                                  ABLE LABORATORIES, INC.


                                                  By: /s/ Robert J. Mauro
                                                      ------------------------
                                                  Title: President


ROBERT WEINSTEIN

Agreed and Accepted

/s/ Robert Weinstein
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